Exhibit 99.1

Contact:
Abaxis, Inc.	Lytham Partners, LLC
Clint Severson, Chief Executive Officer	Joe Dorame, Robert Blum and Joe Diaz
510-675-6500	602-889-9700

Abaxis Reports Financial Performance for the Second Quarter of Fiscal 2018 and
Declares Quarterly Cash Dividend

Union City, California – October 24, 2017 - Abaxis, Inc. (Nasdaq: ABAX), a global diagnostics company manufacturing point-of-care blood analysis instruments and consumables for the medical and veterinary markets worldwide, today reported financial results for the second fiscal quarter ended September 30, 2017.

Second quarter results include:
•	Revenues of $58.9 million, up 1% over last year’s comparable quarter.
•	Veterinary market revenues of $48.5 million, up 1% over last year’s comparable quarter.
•	International revenues of $11.9 million, up 3% over last year’s comparable quarter.
•
Revenues from sales of consumables, which include reagent discs, hematology reagent kits, VSpro specialty cartridges, i-STAT cartridges, rapid tests and urinalysis strips, of $46.4 million, up 2% over last year’s comparable quarter.

•	Gross profit of $32.2 million, compared to $32.3 million, in last year’s comparable quarter.
•	Cash, cash equivalents and investments as of September 30, 2017 of $177.7 million.
•	Abaxis paid dividends of $3.2 million, or $0.14 per share, during the second quarter of fiscal 2018.

Management Discussion

Clint Severson, chairman and chief executive officer of Abaxis, said, “There is no question that the past number of quarters have been challenging. We are, however, targeting an acceleration of our year-over-year growth in the second half of fiscal year 2018. We anticipate growth will be led by a number of new product introductions, including the recently released VetScan UA, a hand held urine chemistry analyzer that we started shipping in the last week of September 2017; and the recent launches of our VetScan Phenobarbital Profile and our VetScan Canine Pancreatic Lipase Rapid Test. In addition, we enhanced the capabilities of our VetScan FUSE, a bi-directional connectivity system that provides integration between Abaxis point-of-care analyzers and veterinary practice management systems worldwide. We plan to update the VetScan FUSE further in the third quarter of fiscal 2018 with functionality that will allow the VetScan FUSE to be installed with the majority of new veterinary instrument placements. In conjunction with the new product introductions, we continue to expand our sales and marketing team to more fully support our distribution channel partners with the goal of moving these new products through the channel and generating increased sales.”

Mr. Severson continued, “In support of our loyal shareholders our Board of Directors expanded our share repurchase program by an additional $21 million, bringing the total available to $75 million. The Board of Directors also increased our quarterly dividend to shareholders by 14% to $0.16 per share. We are committed to rewarding our shareholders and providing value to them. We have a strong business that has operated off its internally generated cash flow for many years. We continue to manage our business conservatively and maintain cash, cash equivalents and short- and long-term investments of $177.7 million. We are excited with the opportunities ahead in the coming years.”

Dividend Declared

Abaxis today announced that its Board of Directors declared a quarterly cash dividend of $0.16 per share of common stock, to be paid on December 15, 2017, to all shareholders of record as of the close of business on December 1, 2017.

Share Repurchase Program

Abaxis’ Board of Directors has approved a $21.0 million increase to its existing share repurchase program, to a total of $75.0 million. As of September 30, 2017, Abaxis had $54.0 million of its common stock available for repurchase under its share repurchase program.

Results of Operations

Quarterly Results

For the fiscal quarter ended September 30, 2017, Abaxis reported revenues of $58.9 million, as compared with revenues of $58.6 million for the comparable period last year. Revenues from sales of instruments, which include chemistry analyzers, hematology instruments, VSpro specialty analyzers, i‑STAT analyzers and urinalysis instruments, decreased by $0.7 million, or 7%, compared to the same period last year. Revenues from sales of consumables, which include reagent discs, hematology reagent kits, VSpro specialty cartridges, i‑STAT cartridges, rapid tests and urinalysis tests, increased by $0.9 million, or 2%, over the same period last year.

Abaxis reported income from continuing operations of $9.4 million and net income from continuing operations of $6.6 million for the fiscal quarter ended September 30, 2017, compared to $11.7 million and $11.5 million for the fiscal quarter ended September 30, 2016, respectively. Net income from continuing operations for the fiscal quarter ended September 30, 2016 includes a gain from sale of an equity method investment of $3.8 million after tax.

Abaxis’ effective tax rate in the fiscal quarter ended September 30, 2017 was 35%, compared to 36% for the same period last year. Abaxis reported diluted net income per share of $0.29 (calculated based on 22,997,000 shares) for the fiscal quarter ended September 30, 2017, compared to $0.50 per share (calculated based on 22,745,000 shares) for the same period last year. Diluted net income per share for the second quarter of fiscal 2017 includes the effect of the gain from the sale of an equity method investment. Excluding the effect of the gain, non-GAAP diluted net income per share was $0.34 for the second quarter of fiscal 2017.

Six-Month Results

For the six-month period ended September 30, 2017, Abaxis reported revenues of $117.1 million, as compared with revenues of $116.2 million for the comparable period last year. Revenues from instruments sales decreased by $2.0 million, or 10%, compared to the same period last year. Revenues from consumables sales increased by $2.2 million, or 2%, over the same period last year.

Abaxis reported income from continuing operations of $17.9 million and net income from continuing operations of $12.9 million for the six-month period ended September 30, 2017, compared to $22.5 million and $18.4 million for the six-month period ended September 30, 2016, respectively. Net income from continuing operations for the six-month period ended September 30, 2016 includes a gain from sale of an equity method investment of $3.8 million after tax.

Abaxis’ effective tax rate in the six-month period ended September 30, 2017 was 35%, compared to 36% for the same period last year. Abaxis reported diluted net income per share of $0.56 (calculated based on 22,991,000 shares) for the fiscal quarter ended September 30, 2017, compared to $0.81 per share (calculated based on 22,720,000 shares) for the same period last year. Diluted net income per share for the six month period ended September 30, 2016 includes the effect of the gain from the sale of an equity method investment. Excluding the effect of the gain, non-GAAP diluted net income per share was $0.64 for the six month period ended September 30, 2016.

Other Reported Information

Non-cash compensation expense recognized for share-based awards during the three months ended September 30, 2017 and 2016 was $3.5 million and $3.1 million, respectively. Abaxis paid $3.2 million in cash dividends to shareholders during the second quarter of fiscal 2018.

Conference Call

Abaxis has scheduled a conference call to discuss its financial results at 4:15 p.m. Eastern Time on Tuesday, October 24, 2017. Participants can dial (844) 855-9498 or (412) 317-5496 to access the conference call, or can listen via a live Internet webcast, which is available in the Investor Relations section of the company’s website at http://www.abaxis.com. A replay of the call will be available by visiting http://www.abaxis.com for the next 30 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10113411, through October 31, 2017. This press release is also available prior to and after the call via Abaxis’ website or the Securities and Exchange Commission’s website at http://www.sec.gov.

About Abaxis

Abaxis, Inc. is a worldwide developer, manufacturer and marketer of portable blood analysis systems that are used in a broad range of medical specialties in human or veterinary patient care to provide clinicians with rapid blood constituent measurements. Our mission is to improve the efficiency of care delivery to and the quality of life of patients in the medical and veterinary markets. We provide leading edge technology and tools that support best medical practices, enabling physicians and veterinarians to respond to the health needs of their clients at the point of care while operating economical and profitable practices. For more information, visit http://www.abaxis.com.

Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with United States generally accepted accounting principles (GAAP), Abaxis uses the non-GAAP financial measures of non-GAAP diluted net income per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Abaxis defines non-GAAP diluted net income per share as net income per share on a diluted basis excluding from net income the recognized gain from the sale of an equity method investment and related costs, including the portion of our income tax provision associated with such gain. Abaxis uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding Abaxis’ performance and liquidity by excluding certain income, such as gain from sale of an equity method investment and related costs, that may not be indicative of recurring core business operating results or operating performance. A reconciliation from GAAP net income per share to non-GAAP diluted net income per share has been provided in the financial statement tables included below in this press release.

Forward Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including but not limited to statements related to Abaxis’ ability to accelerate its year-over-year growth in the second half of fiscal year 2018, anticipated drivers of any such growth, Abaxis’ ability to implement product updates and the expected timing thereof, long-term growth opportunities in the medical market, the effects of Abaxis’ investments in sales and marketing, Abaxis’ expansion of its product portfolio and its effect on Abaxis’ revenue growth, the expansion of Abaxis’ sales and marketing team and its ability to move new products through the channel and generate increased sales and Abaxis’ opportunities in the coming years. Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “anticipates,” or words of similar import, and do not reflect historical facts. Forward-looking statements contained in this press release may be affected by risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements, including, but not limited to, risks and uncertainties related to Abaxis’ manufacturing operations, including the vulnerability of its manufacturing operations to potential interruptions and delays and its ability to manufacture products free of defects, Abaxis’ ability to compete effectively, market acceptance of Abaxis’ products, fluctuations in quarterly operating results and difficulty in predicting future results, the performance of Abaxis’ independent distributors and Abaxis’ ability to manage their inventory levels effectively, expansion of Abaxis’ sales and marketing and distribution efforts, Abaxis’ dependence on Abbott Point of Care, Inc. for its U.S. medical sales, dependence on sole or limited source suppliers, the effect of exchange rate fluctuations on international operations, dependence on key personnel, risks related to the protection of Abaxis’ intellectual property or claims of infringement of intellectual property asserted by third parties. Readers should also refer to the section entitled “Risk Factors” in Abaxis’ Annual Report on Form 10-K, and subsequently filed quarterly reports on Form 10-Q filed with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date the statements were made. Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Financial Tables to Follow

ABAXIS, INC.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Revenues	$58,854	$58,552	$117,112	$116,248
Cost of revenues	26,693	26,294	53,007	51,989
Gross profit	32,161	32,258	64,105	64,259
Operating expenses:
Research and development	6,075	4,906	12,507	10,139
Sales and marketing	12,484	11,254	24,985	23,078
General and administrative	4,167	4,353	8,717	8,555
Total operating expenses	22,726	20,513	46,209	41,772
Income from operations	9,435	11,745	17,896	22,487
Interest and other income (expense), net	773	6,279	2,084	6,249
Income before income tax provision	10,208	18,024	19,980	28,736
Income tax provision	3,607	6,537	7,049	10,359
Income from continuing operations	6,601	11,487	12,931	18,377
Discontinued operations
Loss from discontinued operations, net of tax	-	(55)	-	(55)
Net income	$6,601	$11,432	$12,931	$18,322

Net income (loss) per share:
Basic
Continuing operations	$0.29	$0.51	$0.57	$0.82
Discontinued operations	-	-	-	(0.01)
Basic net income per share	$0.29	$0.51	$0.57	$0.81

Diluted
Continuing operations	$0.29	$0.51	$0.56	$0.81
Discontinued operations	-	(0.01)	-	-
Diluted net income per share	$0.29	$0.50	$0.56	$0.81

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	22,679	22,522	22,648	22,494
Weighted average common shares outstanding - diluted	22,997	22,745	22,991	22,720

Cash dividends declared per share	$0.14	$0.12	$0.28	$0.24

ABAXIS, INC.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands)

	September 30, 2017	March 31, 2017
Current assets:
Cash and cash equivalents	$58,874	$91,332
Short-term investments	89,877	51,561
Receivables, net	40,714	40,568
Inventories	39,050	39,010
Prepaid expenses and other current assets	4,831	4,997
Net deferred tax assets, current	-	5,644
Current assets of discontinued operations	19	66
Total current assets	233,365	233,178
Long-term investments	28,951	22,171
Investment in unconsolidated affiliates	2,778	2,850
Property and equipment, net	34,384	34,260
Intangible assets, net	1,094	1,171
Net deferred tax assets, non-current	10,472	4,392
Other assets	8,904	7,624
Total assets	$319,948	$305,646

Current liabilities:
Accounts payable	$8,393	$7,517
Accrued payroll and related expenses	10,101	9,606
Accrued taxes	1,489	2,151
Current liabilities of discontinued operations	29	85
Other accrued liabilities	13,811	11,006
Deferred revenue	1,043	1,415
Warranty reserve	1,934	1,663
Total current liabilities	36,800	33,443
Non-current liabilities:
Deferred revenue	1,290	1,460
Warranty reserve	2,825	2,695
Net deferred tax liabilities	219	234
Notes payable, less current portion	227	278
Other non-current liabilities	1,498	1,312
Total non-current liabilities	6,059	5,979
Total liabilities	42,859	39,422
Shareholders' equity:
Common stock	140,235	135,932
Retained earnings	136,886	130,304
Accumulated other comprehensive loss	(32)	(12)
Total shareholders' equity	277,089	266,224
Total liabilities and shareholders' equity	$319,948	$305,646

Revenues by Geographic Region and Customer Group
(Unaudited and in thousands)

The following table presents our revenues by source for the three and six months ended September 30, 2017 and 2016.

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Revenues by Geographic Region
North America	$46,920	$47,017	$93,889	$93,790
International	11,934	11,535	23,223	22,458
Total revenues	$58,854	$58,552	$117,112	$116,248

Revenues by Customer Group
Medical Market	$9,282	$9,381	$18,144	$18,478
Veterinary Market	48,536	48,290	96,904	96,021
Other	1,036	881	2,064	1,749
Total revenues	$58,854	$58,552	$117,112	$116,248

The following table presents our calculation of non-GAAP net income and non-GAAP net income per share to exclude from net income the recognized gain from the sale of an equity method investment and related costs, including the portion of our income tax provision associated with such gain in the three and six months ended September 30, 2016.

Non-GAAP Net Income and Non-GAAP Net Income Per Share
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2016			Six Months Ended September 30, 2016
	GAAP Results	Adjustments (1)	Non-GAAP Results	GAAP Results	Adjustments (1)	Non-GAAP Results
Income from operations	$11,745	$-	$11,745	$22,487	$-	$22,487
Interest and other income (expense), net	6,279	(6,054)	225	6,249	(6,054)	195
Income from continuing operations before income tax provision	18,024	(6,054)	11,970	28,736	(6,054)	22,682
Income tax provision	6,537	(2,292)	4,245	10,359	(2,292)	8,067
Income from continuing operations	11,487	(3,762)	7,725	18,377	(3,762)	14,615
Discontinued operations
Loss from discontinued operations, net of tax	(55)	-	(55)	(55)	-	(55)
Net income	$11,432	$(3,762)	$7,670	$18,322	$(3,762)	$14,560

Net income per share:
Basic
Continuing operations	$0.51		$0.34	$0.82		$0.65
Discontinued operations	-		-	(0.01)		-
Basic net income per share	$0.51		$0.34	$0.81		$0.65
Diluted
Continuing operations	$0.51		$0.34	$0.81		$0.64
Discontinued operations	(0.01)		-	-		-
Diluted net income per share	$0.50		$0.34	$0.81		$0.64

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	22,522		22,522	22,494		22,494
Weighted average common shares outstanding - diluted	22,745		22,745	22,720		22,720

(1)	To eliminate the gain on sale of an equity method investment and related income tax effect recorded in the three and six months ended September 30, 2016.